UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

LASERSIGHT INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number: 0-19671

DE	65-0273162
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

931 S. Semoran Blvd., Suite 204, Winter Park, FL 32792
(Address of principal executive offices, including zip code)

407-678-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LASERSIGHT INCORPORATED

Item 2.01   Completion of Acquisition or Disposition of Assets.

On December 22, 2009, the Company executed stock powers to complete the transfers of all of its shares of the capital stock of LaserSight Technologies, Inc. (“LTI”), and LaserSight Patents, Inc. (“LPI”) to New Industries Investment Consultants (HK) Ltd. (“NIIC”), a shareholder of the Company.  NIIC’s founder, majority shareholder, president and CEO is Xianding Weng, who is also the sole director and the Chairman of the Board of the Company.  The transfers were completed pursuant to the terms of a Settlement Agreement dated October 22, 2009 (the “Settlement Agreement”), between NIIC and the Company, LTI and LPI.  LTI and LPI were previously wholly-owned subsidiaries of the Company, and the Company’s transfer of its shares of the capital stock of LTI and LPI amounted to the disposition of substantially all of the assets of the Company.

The Company previously reported its execution of the Settlement Agreement in its Form 8-K dated October 22, 2009, and filed with the SEC on November 5, 2009.  In that report, the Company disclosed that, under the terms of the Settlement Agreement, which required the approval of the board of directors and the shareholders of the Company, the Company agreed to transfer to NIIC all shares of the issued and outstanding capital stock in LTI and LPI; and NIIC agreed to a dismissal with prejudice of its complaint against the Company and LTI and to the cancellation of the indebtedness owed to it by the Company and LTI.  The parties to the Settlement Agreement further agreed to mutual general release of all claims and liabilities.  The Settlement Agreement provided that it would become effective upon the Company’s receiving the necessary director and shareholder approvals for the transfers of its shares of capital stock in LTI and LPI to NIIC.  On November 2, 2009, the Board of Directors of the Company voted to approve the transfers, and approval in writing was obtained from NIIC, a shareholder of the Company owning 7,210,000 of the issued and outstanding shares of the Company’s common stock, $0.001 par value, which is 72% of the total issued and outstanding shares.

In the same Form 8-K report, the Company reported that on November 2, 2009, the parties to the Settlement Agreement entered into an Amendment to Settlement Agreement, which provided that the Settlement Agreement would become effective sixty (60) days after the date thereof.  The Amendment recited that the approval of the Settlement Agreement had been obtained from the Board of Directors of the Company, LSI and LPI, from the Company as the sole shareholder of LSI and LPI, and from the majority shareholder of the Company.  Copies of the Settlement Agreement and the Amendment to Settlement Agreement were attached as Exhibits 10.14 and 10.15 to the Company’s Form 8-K dated October 22, 2009, and filed with the SEC on November 5, 2009.

As the Company previously reported, in its Form 8-K dated March 26, 2009, and filed with the SEC on March 31, 2009, the Company and LTI, were served, on March 23, 2008, with a summons and complaint that was filed by NIIC in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida.  In its complaint, NIIC alleged that the Company and/or LTI defaulted under the Security Agreement dated December 1, 2003, from the Company and LTI to NIIC (the “Security Agreement”); the Restricted Account Agreement dated December 10, 2003, among LTI, SunTrust Bank and NIIC; the Restated Promissory Note dated August 31, 2004, from the Company and LTI to NIIC (the “Restated Promissory Note”); the Promissory Note dated July 26, 2006, from the Company and LTI to NIIC; and the Loan Agreement dated July 26, 2006, among the Company, LTI and NIIC (the “Loan Agreement”) (all of the foregoing documents together referred to as the “Loan Documents”).  The Loan Documents and related financing arrangements have been previously reported by the Company.

NIIC’s complaint declared the entire balances of the Restated Promissory Note and the Promissory Note to be due and immediately payable, and it alleged that it was due the principal amount of $3,625,000, together with accrued interest of $1,044,683 through November 30, 2008, for a total of $4,669,683, as well as interest accruing after November 30, 2008, expenses and attorneys’ fees.  NIIC sought to recover such amounts from the Company and LTI, and it also sought to foreclose its security interest in the Collateral described in the Security Agreement, to take possession of such Collateral and to enforce the Restricted Account Agreement.

According to the terms of the Settlement Agreement, NIIC will dismiss its complaint within five business days after the Company’s transfer to NIIC of its shares of the capital stock of LTI and LPI.

Item 5.02   Departure of Certain Officers; Appointment of Certain Officers.

On December 22, 2009, Xianding Weng, the sole director of the Company, executed a written consent of the Board of Directors approving the following actions:

1.  The removal of Danghui (David) Liu from the offices of Chief Executive Officer and President of the Company;

2.  The removal of Zhaokai (Art) Tang from the offices of Chief Financial Officer, Treasurer and Secretary of the Company; and

3.  The election of Xianding Weng to the offices of Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company.

Xianding Weng, age 48, has been a director of the Company since October 2002, the Company’s sole director since the beginning of 2009, and the Company’s Chairman of the Board since 2003.  Since 2006, Mr. Weng has also been the President, Chairman and a director of LTI’s wholly owned Chinese subsidiary company, LaserSight Technologies (Shenzhen) Co., Ltd.  Mr. Weng founded NIIC, a Hong Kong registered company, in 1994; and he is the President and Chief Executive Officer of NIIC.  NIIC has been the controlling shareholder of the Company since 2004.  Mr. Weng has also been the Chairman of the Boards of Venture Capital Ltd., Medical Development Ltd. and Consultant Ltd., all subsidiaries of NIIC.  NIIC specializes in hi-tech business investment and consulting services.

Mr. Weng is also the majority shareholder and CEO of New Industries Investment Group (“NII”), a People’s Republic of China company.  In 1995, NII formed Shenzhen New Industries Medical Development Co., Ltd. (“NIMD”), which specializes in marketing and distribution of LASIK surgery devices and equipment, as well as in investment and operation of LASIK clinical centers in the Chinese market.  In the past decade, NIMD invested and operated PRK/LASIK excimer laser refractive surgery centers in joint venture with hospitals and medical institutes in China.

NIIC, NII and NIMD are collectively referred to herein as the “China Group.”  In 2003 and 2004, the China Group provided $2 million of debtor-in-possession (“DIP”) financing to the Company.  On June 30, 2004, $1 million of the DIP financing was converted into 6,850,000 shares of common stock.  In the third quarter of 2006, the China Group provided another $1.3 million of financing.  As of September 30, 2006, the China Group controlled approximately 72% of the Company’s common stock.

LASERSIGHT INCORPORATED

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSIGHT INCORPORATED

Date: December 28 2009	By:	/s/ Xianding Weng
Xianding Weng
Chief Executive Officer